Exhibit 5.1
ARTHUR COX
Earlsfort Centre, Earlsfort Terrace, Dublin 2
Tel +353 1 618 0000 Fax +353 1 618 0618 DX 27 Dublin
mail@arthurcox.com       www.arthurcox.com

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OUR REFERENCE	YOUR REFERENCE

CA98008.3 doc
13 April 2010
To:	The Managing and Supervisory Boards of Directors, James Hardie Industries SE, Strawinskylaan 3077, 1077 ZX Amsterdam, The Netherlands.

Re:	James Hardie Industries SE Form F-4 Registration Statement dated 17 March 2010
Dear Sirs,
1.	Basis of Opinion
1.1	We are acting as Irish legal advisors to James Hardie Industries SE, a Societas Europaea, incorporated under Council Regulation (EC) No. 2157/2001 (the “SE Regulation”) and the laws of The Netherlands, with its registered office at Strawinskylaan 3077, 1077 ZX Amsterdam, The Netherlands (“JHISE”), in connection with the transfer of the registered office of JHISE from The Netherlands to Ireland (the “Transfer”) and the Form F-4 registration statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) on 13 April 2010 (the “Registration Statement”). We refer in particular to the 102,000,000 ordinary shares with nominal value of €0.59 of JHISE (the “Shares”), which are to be registered with the US Securities Exchange Commission (the “SEC”) pursuant to the Registration Statement on completion of the Transfer.

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to the matters expressly stated at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.4	We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares.

1.5	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. With respect to all matters of Dutch law, we have relied upon the opinion, dated the date hereof, of Diederick Jan Ex, senior legal counsel of JHISE, and this Opinion is subject to the
Eugene McCague Donogh Crowley John S. Walsh Michael Meghen William Johnston Nicholas G. Moore Declan Hayes David O’Donohoe Colm Duggan Carl O’Sullivan Isabel Foley John Meade Conor McCDonnell Patrick McGovern Grainne Hennessy Seamus Given Colin Byrne Caroline Devlin Ciaran Bolger Gregory Glynn David Foley Stephen Hegarty Declan Drislane Sarah Cunniff Kathleen Garrett Padraig Ó Ríordáin Elizabeth Bothwell William Day Andrew Lenny John Menton Patrick O’Brien Orla O’Connor Brian O’Gorman Mark Saunders Mark Barr John Matson Deborah Spence Kevin Murphy Cormac Kissane Liam Carney Raymond Hurley Kevin Langford Eve Mulconry Philp Smith Kenneth Egan Bryan J. Strahan Conor Hurley Alex McLean Glenn Butt Niav O’Higgins Fintan Clancy Rob Corbet Rachel Farrell Siobhán Hayes Pearse Ryan Ultan Shannon Dr. Thomas B. Courtney Orla Keane Aaron Boyle Rachel Hussey Colin Kavanagh Kevin Lynch Garrett Monaghan Geoff Moore Fiona McKeever Chris McLaughlin Maura McLaughlin Joanelle O’Cleirigh Paul Robinson Richard Willis Tim Kinney Deirdre Barrett Cian Beecher Ailish Finnerty Louise Gallagher Conor O’Dwyer Jenny Fisher
Consultants: James O’Dwyer Daniel E. O’Connor John V. O’Dwyer Ronan Walsh John Glackin Dr. Mary Redmond Dr. Yvonne Scannell
Dr. Robert Clark

ARTHUR COX
same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Mr. Ex.
2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that, once the Transfer is complete, the Shares will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume, without any responsibility on our part if our assumption proves to have been untrue as we have not verified independently our assumption, that the Transfer will be duly completed in accordance with the SE Regulation and any other relevant law.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. We also consent to the reference to us under the caption “Legal Matters” in such Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,
/s/ Arthur Cox
ARTHUR COX

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